SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): November 29, 2012

                            COLORADO GOLD MINES, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

        Nevada                   333-174872                   68-0681435
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(State of incorporation)     (Commission File No.)          (IRS Employer
                                                          Identification No.)

                     3896 Ruskin Street, Las Vegas, NV 89147
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (720) 553-5308

                        -------------------------------------------
                (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.01.  Changes in Control of Registrant.

     On November 29, 2012, Eric Anderson and Gabreil Diggs appointed William Lundy and Thomas Randall as directors of the Company and then resigned as officers and directors of the Company. Thereafter, Mr. Lundy was appointed the Chief Executive Officer of the Company and Mr. Randall was appointed the Chief Financial Officer of the Company. The appointments of Mr. Lundy and Mr. Randall and the resignations of Mr. Anderson and Mr. Diggs resulted in a change of control of the Company.

      Information concerning Mr. Lundy and Mr. Randall is shown below.

      Mr. Lundy (age 55) has been the president of Capital Management International since 2007. Capital Management International provides investment banking and financing services to public and private emerging growth companies. Mr. Lundy holds a Bachelor of Arts degree in Business Administration from Auburn University and a Juris Doctor from Southern Texas School of Law.

      Mr. Randall (age 60) has been the managing director of Tribco Partners, Ltd., since 2010. Tribco is a hedge fund that has assets in excess of $1,000,000 under management. Between 2007 and 2010, Mr. Randall held an executive position at Franklin Credit Management Corp. Mr. Randall holds Bachelor of Arts degrees in Economics and Psychology from Franklin and Marshall College, as well as an MBA in Finance from the Stern Business School at New York University.

Item 5.02. Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 5.01.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 30, 2012              COLORADO GOLD MINES, INC.


                                     By: /s/ William Lundy
                                         --------------------------------------
                                         William Lundy, Chief Executive Officer